Exhibit 10.4

August 25, 2004

J. Anthony Clarkson	Dennis N. Cavender
Vice President and Market Manager	Chief Financial Officer
Silicon Valley Bank	Essential Group, Inc.
230 West Monroe, Suite 720	1325 Tri-State Parkway, Suite 300
Chicago, IL 60606	Gurnee, IL 60031

RE:	Asset Based Line of Credit between Essential Group, Inc. and Silicon Valley Bank

Dear Mr. Clarkson:

We have been advised that Silicon Valley Bank (“SVB”) is providing an asset based line of credit with a maximum credit limit of $6,000,000 (the “Loan Facility”) to Essential Group, Inc. (the “Company”) pursuant to a Loan and Security Agreement (together with any related documents or any other borrowing facility in place at SVB, the “Loan Documents”).

In order to induce SVB to provide the Loan Facility to the Company and to enter into the Loan Documents, each of the undersigned hereby agrees, that during the term of the Loan Facility and at any time any amount is outstanding under the Loan Facility or owed to SVB by the Company under any of the Loan Documents, and for a period of 30 days thereafter, the undersigned shall not vote any shares of Series A-2, A-3, A-4, A-5 or A-6 Preferred Stock of the Company, beneficially owned or controlled by them, directly or indirectly, now or hereafter (the “Shares”), to require the Company to redeem any shares of the Company’s preferred stock pursuant to the Company’s Amended and Restated Certificate of Incorporation and the Certificates of Designation, Preferences and Rights of the Company’s preferred stock or otherwise conduct or cause any action which may result in such redemption. Each of the undersigned further agrees that if it sells, assigns or transfers its Shares, prior thereto it shall legend its Shares with evidence of the restrictions created by this letter agreement and, as a condition to such sale, assignment or transfer, the undersigned shall require the purchaser, assignee or transferee to unconditionally agree in writing to be bound by the terms hereof.

Galen Partners III, L.P. By: Claudius L.L.C.		Tullis-Dickerson Capital Focus II, L.P. By: Tullis Dickerson Partners II, L.L.C.

By:	/S/ Bruce F. Wesson	By:	/S/ Joan P. Neuscheler
Name:	Bruce F. Wesson	Name:	Joan P. Neuscheler
Title:	Senior Managing Member	Title:	Principal

Galen Partners International III, L.P.		TD Javelin Capital Fund, L.P.
By: Claudius L.L.C.		By: JVP, L.P. By: JVP, Inc.

By:	/S/ Bruce F. Wesson	By:	/S/ Joan P. Neuscheler
Name:	Bruce F. Wesson	Name:	Joan P. Neuscheler
Title:	Senior Managing Member	Title:	President

Galen Employee Fund III, L.P. By: Wesson Enterprises, Inc.		TD Origen Capital Fund, L.P. By: TD II Regional Partners, Inc.

By:	/S/ Bruce F. Wesson	By:	/S/ Joan P. Neuscheler
Name:	Bruce F. Wesson	Name:	Joan P. Neuscheler
Title:	President	Title:	President